Exhibit 99.1

To: Eligible Employees

From: Tim Healy

Date: December 18, 2008

Subject: EnerNOC, Inc. Stock Option Exchange Offer

Dear EnerNOC Employee,

I am pleased to announce that the Board of Directors of EnerNOC, Inc. has approved an offer to exchange certain out-of-the-money options held by our employees for new option grants.  At EnerNOC, stock options constitute a key part of our incentive and retention programs because I believe (as does our Board of Directors) that equity compensation encourages us to act like owners of the business.  We believe that it is important to provide a more meaningful performance incentive to our employees by replacing out-of-the-money options with new options having exercise prices closer to the current market price of our common stock.  We plan to commence the offer on December 19, 2008 and hold the offer open for participation through January 21, 2009, at 4:00 p.m. Eastern Time, unless we extend the offer. Participation in the offer will be entirely voluntary.

To help explain the offer, and to answer any questions you may have, an employee Q&A meeting will be held at the date and time indicated below:

•                  Friday, December 19, 2008, at 2:00 p.m. EST at Patriot Place Conference Room, located at 101 Federal Street, 3rd Floor, Boston, MA 02110.

If you cannot attend in person, you may join the Q&A meeting remotely at:

•                  https://www.#####.com.

Conference Call: (###) ###-####, access code ###-###-###

Meeting ID: ###-###-###

Detailed information regarding the terms and conditions of the offer and a list of your outstanding options will be provided to you when the offer commences.

Tim Healy

Chief Executive Officer

WE HAVE NOT COMMENCED THE OFFER TO EXCHANGE THAT IS REFERRED TO IN THIS COMMUNICATION. UPON THE COMMENCEMENT OF THE OFFER TO EXCHANGE, WE WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A COMPLETED SCHEDULE T/O AND RELATED EXHIBITS AND DOCUMENTS, INCLUDING THE OFFER TO EXCHANGE. ALL ENERNOC OPTIONHOLDERS ELIGIBLE TO PARTICIPATE IN THE OFFER TO EXCHANGE ARE STRONGLY ENCOURAGED TO READ THE SCHEDULE T/O AND RELATED EXHIBITS AND DOCUMENTS, INCLUDING THE OFFER TO EXCHANGE, WHEN THEY BECOME AVAILABLE. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER TO EXCHANGE. THE SCHEDULE T/O AND RELATED EXHIBITS AND DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION WEBSITE AT HTTP://WWW.SEC.GOV.